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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated May 19, 2005 in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-2, No. 333-123953) of the RMR Preferred Dividend Fund.

                                       /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 6, 2005